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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76399) pertaining to the Accredo Health, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan, as amended and restated; the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan; the Accredo Health, Incorporated 1999 Long-Term Incentive Plan and the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-102372) of Accredo Health, Incorporated and in the related Prospectus of our report dated August 16, 2002, with respect to the 2002 consolidated financial statements and schedule of Accredo Health, Incorporated included in the Annual Report (Form 10-K) for the year ended June 30, 2004.


                                             /s/  Ernst & Young LLP





Memphis, Tennessee
September 8, 2004